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                                                                  Exhibit (j)(3)


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 38 to the registration statement of E*TRADE Funds on Form N-1A ("Registration Statement") of our report dated February 8, 2002, relating to the financial statements and financial highlights which appears in the December 31, 2002 Annual Report to Interestholders of the Money Market Master Portfolio, Russell 2000 Index Master Portfolio, International Index Master Portfolio, and S&P 500 Index Master Portfolio, each a portfolio of Master Investment Portfolio, which is also incorporated by reference into the Registration Statement.








/s/ PricewaterhouseCoopers LLP

San Francisco, California
April 26, 2002